Exhibit 99.1

SENIOR DIRECT LENDING PROGRAM, LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of March 31, 2026
(dollar amounts in millions)
(unaudited)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Capital Goods
EIS Legacy Holdco, LLC, $297.6 par value, due 11/2031, 8.16% (SOFR + 4.50%)	27.4%	$297.6
Harvey Tool Company, LLC, $240.2 par value, due 08/2032, 8.17% (SOFR + 4.50%)	22.1	240.2
Arrowhead Holdco Company, $289.4 par value, due 08/2028, 8.85% (SOFR + 5.00%)	21.3	231.5
Ground Penetrating Radar Systems, LLC, $186.5 par value, due 01/2032, 8.20% (SOFR + 4.50%)	17.2	186.5
Other	6.4	69.6
Commercial and Professional Services
Valcourt Holdings II, LLC, $342.0 par value, due 11/2029, 8.81% (SOFR + 5.00%)	31.5	342.0
ISQ Hawkeye Holdco, Inc., $308.2 par value, due 08/2031, 7.69% (SOFR + 4.00%)	28.4	308.2
Pritchard Industries, LLC, $239.6 par value, due 10/2027, 9.60% (SOFR + 5.75%)	20.3	220.4
Other	2.0	22.0
Consumer Distribution and Retail
FS Squared Holding Corp., $403.9 par value, due 12/2030, 8.42% (SOFR + 4.75%)	37.2	403.9
Midco Holding, LLC and Nivel Topco, LLC, $92.9 par value, due 11/2029, 11.14% (SOFR + 7.50%)	8.6	92.9
Other	3.3	35.7
Health Care Equipment and Services
NMN Holdings III Corp, $226.1 par value, due 07/2031, 8.17% (SOFR + 4.50%)	20.8	226.1
Surescripts, LLC, $111.4 par value, due 11/2031, 8.70% (SOFR + 5.00%)	10.2	111.4
Other	2.5	27.1
Household and Personal Products
Walnut Parent, Inc., $369.1 par value, due 11/2029, 10.09% (SOFR + 6.25%)	31.6	343.3
Consumer Services
Triwizard Holdings, Inc., $265.7 par value, due 06/2029, 8.69% (SOFR + 5.00%)	24.5	265.7
Other	3.5	37.8
Food and Beverage
Manna Pro Products, LLC, $271.3 par value, due 12/2029(3)	19.2	208.9
Financial Services
Tiger Holdco LLC, $139.4 par value, due 03/2031, 7.93% (SOFR + 4.25%)	12.8	139.4
Other	2.2	23.7
Insurance

Investments	Percentage of Members’ Capital	Fair Value(1)
THG Acquisition, LLC, $131.9 par value, due 10/2031, 8.42% (SOFR + 4.75%)	12.1	131.9
Materials
SePro Holdings, LLC, $131.0 par value, due 07/2030, 8.67% (SOFR + 5.00%)	12.2	131.0
Other	0.5	5.3
Software and Services
Other	7.2	78.8
Consumer Durables and Apparel
Other	0.7	7.9
Total United States (Cost $4,343.8)	385.7	4,188.8
Canada
Software and Services
Other	1.1	11.5
Total Canada (Cost $11.9)	1.1	11.5
Europe
Financial Services
Other	1.2	12.9
Total Europe (Cost $12.9)	1.2	12.9
Total First Lien Senior Secured Loans (Cost $4,368.6)	388.0%	4,213.2
Preferred Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 59,596,577 units(2)	1.8	19.5
Total United States (Cost $23.1)	1.8	19.5
Total Preferred Equity (Cost $23.1)	1.8%	19.5
Common Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 45,843,521 units(2)	—	—
Food and Beverage
Manna Pro Products, LLC, 37,569 units(2)	—	—
Total United States (Cost $0)	—	—
Total Common Equity (Cost $0)	—%	—
Total Investments (Cost $4,391.7)	389.8%	$4,232.7
____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

(2)This investment, when aggregated with other investments of a related issuer, exceeds 5% of net assets.

(3)Loan was on non-accrual status as of March 31, 2026.

SENIOR DIRECT LENDING PROGRAM, LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of December 31, 2025
(dollar amounts in millions)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Capital Goods
EIS Legacy Holdco, LLC, $285.8 par value, due 11/2031, 8.39% (SOFR + 4.50%)	27.1%	$285.8
Harvey Tool Company, LLC, $240.2 par value, due 10/2027, 8.47% (SOFR + 4.75%)	22.7	239.0
Arrowhead Holdco Company, $288.1 par value, due 08/2028, 6.33% (SOFR +2.50%)	21.6	227.5
Ground Penetrating Radar Systems, LLC, $186.9 par value, due 01/2032, 8.17% (SOFR + 4.50%)	17.7	186.9
Other	4.6	48.9
Commercial and Professional Services
Valcourt Holdings II, LLC, $342.9 par value, due 11/2029, 9.01% (SOFR + 5.00%)	32.5	342.9
ISQ Hawkeye Holdco, Inc., $309.0 par value, due 08/2031, 8.43% (SOFR + 4.68%)	29.3	309.0
Pritchard Industries, LLC, $240.2 par value, due 10/2027, 9.57% (SOFR + 5.75%)	21.2	223.4
Other	2.0	20.6
Consumer Distribution and Retail
FS Squared Holding Corp., $413.2 par value, due 12/2030, 8.47% (SOFR +4.75%)	39.2	413.2
Midco Holding, LLC and Nivel Topco, LLC, $91.7 par value, due 11/2029, 11.36% (SOFR +7.50%)	8.7	91.7
Other	1.0	10.5
Health Care Equipment and Services
NMN Holdings III Corp, $226.6 par value, due 07/2031, 8.22% (SOFR + 4.50%)	21.5	226.6
Surescripts, LLC, $111.7 par value, due 11/2031, 8.67% (SOFR + 5.00%)	10.6	111.7
Other	1.1	11.3
Household and Personal Products
Walnut Parent, Inc., $365.8 par value, due 11/2027, 9.53% (SOFR + 5.75%)	32.3	340.1
Consumer Services
Triwizard Holdings, Inc., $266.4 par value, due 06/2029, 8.74% (SOFR + 5.00%)	25.3	266.4
Other	3.0	31.5
Food and Beverage
Manna Pro Products, LLC, $268.7 par value, due 12/2029, 6.80% (SOFR + 3.00%)	20.1	212.2
Other	2.4	25.3
Financial Services
Tiger Holdco LLC, $139.7 par value, due 03/2031, 7.98% (SOFR + 4.25%)	13.2	139.7
Other	2.2	23.7
Insurance

Investments	Percentage of Members’ Capital	Fair Value(1)
THG Acquisition, LLC, $129.7 par value, due 10/2031, 8.47% (SOFR + 4.75%)	12.3	129.7
Materials
SePro Holdings, LLC, $117.1 par value, due 07/2030, 8.97% (SOFR + 5.25%)	11.1	117.1
Other	0.5	5.6
Software and Services
Other	5.1	53.4
Consumer Durables and Apparel
Other	0.8	8.2
Sports, Media and Entertainment
Other	0.5	5.6
Total United States (Cost $4,257.1)	389.6	4,107.5
Canada
Financial Services
Other	1.2	12.9
Total Canada (Cost $12.9)	1.2	12.9
Europe
Software and Services
Other	1.1	11.8
Total Europe (Cost $11.9)	1.1	11.8
Total First Lien Senior Secured Loans (Cost $4,281.9)	391.9%	$4,132.2
Preferred Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 59,596,577 units(2)	2.5	26.8
Total United States (Cost $23.1)	2.5	26.8
Total Preferred Equity (Cost $23.1)	2.5%	$26.8
Common Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 45,843,521 units(2)	—	—
Food and Beverage
Manna Pro Products, LLC, 37,569 units(2)	—	—
Total United States (Cost $0)	—	—
Total Common Equity (Cost $0)	—%	$—
Total Investments (Cost $4,305.0)	394.4%	$4,159.0
____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Capital’s Annual Report on Form 10-K for the year ended December 31, 2025.

(2)This investment, when aggregated with other investments of a related issuer, exceeds 5% of net assets.